\PHILA2\100322_5







                            STOCK PURCHASE AGREEMENT


                                      AMONG


                             RCM TECHNOLOGIES, INC.


                                 THE CONSORTIUM

                                       AND

                               THE SHAREHOLDERS OF
                                 THE CONSORTIUM





















                            Dated as of March 1, 1996


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\PHILA2\100322_5


                                TABLE OF CONTENTS

                                                                                                               Page


         1.       DEFINITIONS...................................................................................  1

         2.       PURCHASE AND SALE OF SHARES OF ACQUIREE.......................................................  3

         3.A.     REPRESENTATIONS AND WARRANTIES OF ACQUIREE AND MESSRS.
         BLAIRE AND MEYERS......................................................................................  5

         3.B.     REPRESENTATIONS AND WARRANTIES OF MINORITY
         SHAREHOLDERS........................................................................................... 14

         4.       REPRESENTATIONS AND WARRANTIES OF RCM......................................................... 16

         5.       COVENANTS OF THE PARTIES...................................................................... 23

         6.       THE CLOSING................................................................................... 28

         7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE AND
         ACQUIREE SHAREHOLDERS.................................................................................. 31

         8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM.................................................... 33

9.       INDEMNIFICATION........................................................................................ 37

10.      TERMINATION............................................................................................ 39

         11.      NOTICES....................................................................................... 39

         12.      ARBITRATION................................................................................... 41

         13.      MISCELLANEOUS................................................................................. 41



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\PHILA2\100322_5


                                LIST OF SCHEDULES

3.A.2(a)  Audited Financial Statements for the fiscal years ended
                  December 31, 1995, 1994 and 1993

3.A.3             Undisclosed Liabilities of Acquiree

3.A.5             Accounts Receivable of Acquiree as of December 31, 1995

3.A.6             Material adverse changes

3.A.7             Litigation

3.A.9             Articles of Incorporation, Bylaws and Contracts of
                  Acquiree

3.A.10            Tax information

3.A.11            All material Contracts and Agreements of Acquiree

3.A.12 Liens, encumbrances and general description of all real property in which Acquiree has an ownership interest

3.A.13            Licenses, trademarks and trade names of Acquiree

3.A.14            Consents to be obtained by Acquiree

3.A.15            Capitalization of Acquiree

3.A.18            Messrs. Blaire and Meyers' Obligation

3.A.19            Approvals required to be obtained by Acquiree
                  Shareholders

3.A.20 Number and names of employees and compensation of all directors and officers of Acquiree - identifies all employee benefit plans

3.A.21            Compliance with environmental and conservation laws

3.A.22            List of all insurance policies of Acquiree

3.A.23 List of all bank accounts maintained or for the benefit of Acquiree

3.A.24 List of 10 largest customers of Acquiree, based on dollar volume of income for Fiscal 1995

4.1               Articles of Incorporation and Bylaws of RCM

4.3               Capitalization of RCM

4.4               Undisclosed Liabilities of RCM



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\PHILA2\100322_5


4.5               Subsidiaries of RCM

4.6               Material adverse changes

4.7               Litigation

4.9               Tax Information

4.10              Title to Property and Related Matters

4.11              Licenses, trademarks and trade names of RCM

4.12 Number and names of employees and compensation of all directors and officers of RCM - identifies all employee benefit plans

4.13              Compliance with environmental and conservation laws

4.14              List of all insurance policies of RCM

4.15 List of all bank accounts maintained or for the benefit of RCM

4.16 List of 10 largest customers of RCM, based on dollar volume of income for the fiscal year ended September 30, 1995

4.17              Consents to be obtained by RCM

4.21              All material Contracts and Agreements of RCM




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\PHILA2\100322_5


                                LIST OF EXHIBITS


Exhibit "A"  Escrow Agreement

Exhibit "B"  Registration Rights Agreement

Exhibit "C"  Standstill and Shareholders' Agreement

Exhibit "D"  Blaire Employment Agreement

Exhibit "E"  Meyers Employment Agreement

Exhibit "F"  Investor Representation Letter

\PHILA2\100322_5


                            STOCK PURCHASE AGREEMENT


             THIS STOCK PURCHASE AGREEMENT (the "Agreement" ) is made and entered into as of this 1st day of March 1996, by and among RCM Technologies, Inc., a Nevada corporation ("RCM"); The Consortium, a New Jersey corporation (the "Acquiree"); and those shareholders of Acquiree identified in Section 1 of this Agreement (the "Acquiree Shareholders").

                                    RECITALS:

             WHEREAS, the Acquiree Shareholders own in the aggregate one hundred percent (100%) of the issued and outstanding common stock of the Acquiree (the "Acquiree Shares"); and

             WHEREAS, the Acquiree Shareholders desire to sell the Acquiree Shares and RCM desires to purchase the Acquiree Shares, each upon the terms and conditions hereinafter set forth.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

             1.   DEFINITIONS.

                  (a) The foregoing RECITALS are true and correct, and are incorporated herein and made a part hereof.

                  (b) For purposes of this Agreement, the terms set forth below shall have the following meanings:

Acquiree..............................................................
The Consortium, a New Jersey
corporation

Acquiree............................................................
Shareholders
Those individuals consisting of
Martin Blaire, Barry Meyers, Howard
Ross, Marie Wolfson and Alexander
Valcic, who in the aggregate own
100% of the outstanding capital
stock of The Consortium.

Blaire and Meyers................................................
Martin Blaire and Barry Meyers,
individuals who in the aggregate own
10,212 shares (93.4%) of Acquiree.

Code..........................................................
The Internal Revenue Code of 1986,
as amended.

Closing......................................................
The transaction of events set forth
in Section 6 hereof.

                                                         1

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\PHILA2\100322_5



Closing Date.................................................
The day on which the Closing is held
as set forth in Section 6 hereof.

Closing.......................................................
Financial Statements
Unaudited financial statements of
the Acquiree for the interim period
from January 1, 1996 through the
Closing Date.

Escrow Shares.................................................
The portion of the RCM Shares
delivered to escrow pursuant to
Section 2.4.

Excess Tax.................................................
Liability
That amount of tax liability
calculated in accordance with
Section 2.3.

Exchange Act..............................................
The Securities Exchange Act of 1934,
as amended.

Financial..............................................
Statements
Audited financial statements of the
Acquiree for the fiscal years ended
December 31, 1995, December 31, 1994, and December 31, 1993 prepared in compliance with the requirements of generally accepted accounting principles.

Interim Financial...................................
Statements
Unaudited financial statements of the Acquiree for the interim period from January 1, 1996 through January
31, 1996.

Minority.........................................
Shareholders
Those individuals consisting of
Howard Ross, Marie Wolfson and
Alexander Valcic, who in the
aggregate own 715 shares (6.6%) of
the outstanding capital stock of
Acquiree.

RCM Shares.....................................
6.5 million shares of RCM Common
Stock to be issued to the Acquiree Shareholders pursuant to the terms of this Stock Purchase Agreement, subject to adjustments as provided herein.

RCM...................................................
RCM Technologies, Inc., a Nevada corporation.

RCM Common Stock......................................
Common stock, $.05 par value per
share, of RCM.


                                                         2

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S Revocation Date.............................................
The date upon which the revocation
of the S Corporation status of
Acquiree is deemed effective for
federal tax purposes.

SEC........................................................
The Securities and Exchange
Commission.

Securities Act.............................................
The Securities Act of 1933, as
amended.

             2.   PURCHASE AND SALE OF SHARES OF ACQUIREE.

                  2.1 Purchase and Sale of Shares of Acquiree. Subject to the terms and conditions of this Agreement, on the Closing Date, the Acquiree Shareholders will sell, convey, assign, transfer and deliver the Acquiree Shares to RCM, and RCM shall purchase, acquire and accept from the Acquiree Shareholders the Acquiree Shares, which shall constitute one hundred percent (100%) of the outstanding capital stock of Acquiree.

                  2.2      Purchase Consideration.

                  (a) On the Closing Date, (i) Acquiree Shareholders shall deliver to RCM certificates representing the Acquiree Shares; and (ii) RCM shall cause to be issued certificates in the name of each of the Acquiree Shareholders in amounts as set forth in Schedule 2.2(a) representing, in the aggregate, 6.5 million shares of RCM's Common Stock (the "RCM Shares"), of which Messrs. Blaire and Meyers shall deliver into escrow an aggregate 1.625 million shares of RCM's Common Stock pursuant to Section 2.4 ("Escrow Shares").

                  (b) The RCM Shares shall be divided among the Acquiree Shareholders in the same proportion as they own the Acquiree Shares. No other consideration shall be payable to the Acquiree Shareholders in connection with this Agreement.

                  2.3      Long-Term Contingency Regarding Federal Income
Taxes.

                  (a) The Acquiree, Acquiree Shareholders and RCM agree and acknowledge that the number of RCM Shares to be paid to the Acquiree
Shareholders has been determined based upon the assumption that the tax liability incurred by Acquiree prior to Closing associated with the recognition of income resulting from the change in accounting method of Acquiree from cash to accrual prior to Closing will be $1.1 million.

                  (b) The number of RCM Shares shall be reduced (as set forth in this subsection (b)) by the amount by which RCM's aggregate federal and state tax liability associated with the change in accounting method of Acquiree from cash to accrual as

                                                         3

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\PHILA2\100322_5


paid out over each of the tax periods up to and including October 31, 1998, exceeds $1.1 million (the "Excess Tax Liability"). If there is no Excess Tax Liability, there shall be no adjustment to the RCM Shares. Within 30 days after the date the federal tax returns for RCM for the fiscal year ended October 31, 1998 are filed, RCM shall send a notice (the "Notice") to the Acquiree Shareholders providing in reasonable detail its calculation of the Excess Tax Liability. Acquiree Shareholders shall have 30 days following such Notice in which to review the calculation of the Excess Tax Liability and to notify RCM if it disputes the amount thereof ("Dispute Notice"). In the event Acquiree Shareholders do not provide the Dispute Notice timely, it shall be assumed that they consent to the calculation of the Excess Tax Liability. If the Dispute Notice is provided timely, and the parties are unable to resolve such dispute within 30 days of RCM's receipt of such Dispute Notice, then such dispute shall be handled in accordance with the provisions of Section 12 hereafter.

                  (c) The Acquiree Shareholders shall have the option to pay to RCM in cash an amount equal to the Excess Tax Liability no less than 45 days after its receipt of the Notice. If the Acquiree Shareholders do not pay the Excess Tax Liability in cash prior to such 45th day, then the number of RCM Shares shall be reduced by cancellation of a sufficient number of Escrow Shares as shall have a value equal to the Excess Tax Liability, in accordance with the Escrow Agreement (as defined in Section 2.4 of this Agreement) and the balance of the Escrow Shares held in Escrow to secure such Excess Tax Liability shall be released from Escrow and returned to the Acquiree Shareholders. For purposes of this Agreement, the term "value" shall be determined by the average closing price of RCM Common Stock either on The NASDAQ Stock Market or other principal exchange upon which RCM Common Stock is regularly traded, for the 20 trading days immediately preceding the date the Acquiree Shareholders determine the form of payment of the Excess Tax Liability under this subparagraph (c).

                  2.4 Escrow Agreement. Messrs. Blaire and Meyers shall deposit in escrow the Escrow Shares immediately upon issuance to Messrs. Blaire and Meyers pursuant to an escrow agreement in the form of Exhibit "A" attached hereto and made a part hereof (the "Escrow Agreement"). The Escrow Shares shall be deemed collateral to ensure payment of the Excess Tax Liability as provided in Section 2.3 and for the indemnification obligations of Messrs. Blaire and Meyers pursuant to Section 10 of this Agreement.

         3.A.     REPRESENTATIONS AND WARRANTIES OF ACQUIREE AND MESSRS.
BLAIRE AND MEYERS. The Acquiree and Messrs. Blaire and Meyers, jointly and severally, as a material inducement to RCM to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to RCM which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all

                                                         4

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\PHILA2\100322_5


material respects on the Closing Date as though made on and as of such date.

                  3.A.1 Shareholders of Acquiree. The Acquiree Shareholders are, and will be on the Closing Date, the sole owners, of record and beneficially, of all the issued and outstanding shares of the Acquiree's capital stock.

                  Acquiree does not own more than 5% percent of the issued and outstanding capital stock of any other corporation or an equity interest in any other entity.

                  3.A.2    Financial Statements.

                  (a) The Audited Financial Statements for the fiscal years ended December 31, 1994 and 1993 ("1994 and 1993 Financial Statements") have been attached as Schedule 3.A.2(a). The 1994 and 1993 Financial Statements and the financial information contained therein present fairly the financial condition of the Acquiree for the periods covered and have been prepared in accordance with generally accepted accounting principles, consistently applied.

                  (b) The Audited Financial Statements for the fiscal year ended December 31, 1995 ("1995 Financial Statements") will be delivered to RCM at or prior to Closing. The 1995 Financial Statements and the financial information contained therein will present fairly the financial condition of the Acquiree for the periods covered and will be prepared in accordance with generally accepted accounting principles, consistently applied.

                    (c) The Interim Financial Statements and Closing Financial Statements will be prepared on an unaudited basis and delivered to RCM at or prior to Closing and within 60 days of Closing, respectively. The Interim Financial Statements and Closing Financial Statements and the financial information contained therein will present fairly the financial condition of the Acquiree for the interim periods covered and will be prepared in accordance with generally accepted accounting principles, consistently applied.

                                    (d) The books and records of Acquiree,
financial and other, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  3.A.3 Undisclosed Liabilities. Acquiree does not have any liabilities or obligations of any nature, fixed or contingent, that will not be shown or otherwise provided for in the Financial Statements, except (a) as set forth on Schedule 3.A.3, (b) for any tax liabilities incurred in connection with Acquiree's conversion from an S Corporation to a C Corporation prior to

                                                         5

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Closing  and the related  change  from the cash method to the accrual  method of accounting for federal income tax purposes, and (c) for liabilities and obligations arising subsequent to the date of the Financial Statements in the ordinary course of business, none of such liabilities referred to in this clause
(c) will individually or in the aggregate be materially adverse to the business or financial condition of the Acquiree. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of the Acquiree that will not be adequately provided for.

                  3.A.4 RCM Shares to Constitute Restricted Securities. Messrs Blaire and Meyers represent and warrant: (a) that they have reviewed the quarterly, annual and periodic reports of RCM, as filed by RCM with the SEC pursuant to the Exchange Act, and that they have such knowledge and experience in financial and business matters that they are capable of utilizing the information set forth therein concerning RCM to evaluate the risks of investing in the RCM Shares; (b) that they have been advised that the RCM Shares to be issued to them by RCM constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and accordingly, have not been and will not be registered under the Securities Act except as otherwise set forth in this Agreement, and, therefore, they may not be able to sell or otherwise dispose of such RCM Shares except if the RCM Shares are subject to an effective registration statement filed with the SEC, in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Securities Act;
(c) that the RCM Shares so issued are being acquired by them for their own benefit and on their own behalf for investment purposes and not with a view to, or for resale in connection with, a public offering or re-distribution thereof;
(d) that the RCM Shares so issued will not be resold (i) without registration thereof under the Securities Act (unless in the opinion of counsel acceptable to RCM, an exemption from such registration is available) or (ii) in violation of any law; and (e) that the certificate or certificates representing the RCM Shares to be issued will be imprinted with a legend in form and substance as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

and RCM is hereby authorized to notify its transfer agent of the status of the Shares, and to take such other action including, but not limited to, the placing of a "Stop Transfer" order on the books

                                                         6

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\PHILA2\100322_5


and records of RCM's transfer agent to insure compliance with the foregoing.

                  3.A.5 Accounts Receivable. Attached hereto as Schedule 3.A.5 is a list of all accounts receivable of Acquiree as of December 31, 1995 and aging schedule pertaining thereto. All of the accounts receivable of Acquiree now and on the Closing Date, are bona fide accounts receivable of Acquiree representing the sales price of (or other sums or fees receivable for or in respect of) goods, merchandise, or services sold or performed by Acquiree in valid transactions in the regular course of its business to or for the benefit of its customers. Such accounts receivable, subject to reserves, if any, established within the Financial Statements, are not uncollectible or subject to offset or counterclaim or otherwise in controversy.

                  3.A.6 Material Adverse Changes. Except as specifically stated in Schedule 3.A.6 or as contemplated or required by this Agreement, from December 31, 1995 to the date of this Agreement, the business of the Acquiree has been operated in the ordinary course and there has not been:

                    (a) Any materially adverse changes in the business, condition (financial or otherwise), results of operations, properties, assets, liabilities, earnings or net worth of the Acquiree for such period or at any time during such period;

     (b) Any material damage, destruction or loss (whether or not covered by insurance) affecting the Acquiree or its assets, properties or business;

     (c) Any cancellation or material breaches on any existing contract of which Acquiree is a party that would have a material adverse effect on the business of Acquiree;

                     (d) To the knowledge of Acquiree and Acquiree Shareholders, any statute, rule, regulation or order adopted by any governmental body, agency or authority that materially and adversely affects the Acquiree or its business or financial condition;

                 (f) Any payment of bonuses or accrued salaries out of the ordinary course of business or agreements to materially increase the rate or terms of compensation payable or to become payable by Acquiree to its directors, officers or key employees; provided, however, that this subsection shall not restrict or limit the Acquiree in any way from hiring additional personnel who are required for its operations; or

                  (g) To the knowledge of Acquiree and Acquiree
Shareholders, any other events or conditions of any character that

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\PHILA2\100322_5


may reasonably be expected to have a materially adverse effect on the Acquiree or its business or financial condition.

                  3.A.7 Litigation. To the knowledge of Acquiree and Acquiree Shareholders, except as set forth in Schedule 3.A.7, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against the Acquiree, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does the Acquiree or the Acquiree Shareholders know of any basis for any such action, suit, claim, investigation or proceeding.

                  3.A.8    Compliance: Governmental Authorizations.  The
Acquiree has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. The Acquiree has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. Neither the Acquiree nor the Acquiree Shareholders knows of any violations of any such licenses or permits. To the knowledge of Acquiree and Messrs. Blaire and Meyers, no proceedings are pending or threatened to revoke or limit the use of such licenses or permits that would have an adverse effect on the business of Acquiree.

                  3.A.9 Due Organization. The Acquiree is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; it is qualified to do business and in good standing in each state where its properties are owned, leased or operated, or the business conducted, by them require such qualification except where failure to so qualify would not have a material adverse effect on its financial condition, properties, business or results of operations. The Acquiree has the power to own its properties and assets and to carry on its business as now presently conducted. True and complete copies of the Articles of Incorporation and Bylaws of Acquiree, including any amendments thereto, have been attached as Schedule 3.A.9.

                  3.A.10 Taxes. Except as disclosed on Schedule 3.A.10, all (a) federal, state, local or foreign tax returns (collectively, the "Returns") required to be filed with respect to the properties, assets, operations, income and net worth of Acquiree have been timely filed or appropriate extensions have been obtained and such Returns are true, correct and complete; and (b) taxes and governmental charges, including, without limitation, any interest and penalties (collectively, "Taxes") due pursuant to such Returns have been paid or adequate provision therefore has been made on the

                                                         8

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Financial  Statements.  Except as  disclosed  on Schedule  3.A.10,  there are no outstanding agreements or waivers extending the statutory period of limitation concerning any tax liability of Acquiree, no examination of any Return of Acquiree is currently in progress and no governmental authority has, within the last three (3) years, notified Acquiree or Acquiree Shareholders of any tax claim, investigation or proceeding. All monies required to be collected or withheld by the Acquiree for income taxes, social security and other payroll taxes related to its occupational or physical therapy personnel have been collected or withheld, and either paid to the appropriate governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Acquiree and the Acquiree is not liable for any taxes or penalties for failure to comply with any of the foregoing in connection with any of its occupational or physical therapy personnel. With respect to the
Acquiree's   computer   programmers,   system  analysts  and  consultants   (the
"Programmers"), the Acquiree has evaluated and classified the Programmers as independent contractors or employees in accordance with the National Association of Computer Consulting Businesses ("NACCB") guidelines and have entered into independent  contractor  agreements  on forms  approved  by the  NACCB  with the
Programmers  treated  as  independent  contractors.   Acquiree  has  maintained,
monitored and continues to maintain and monitor the Programmers who are independent contractors and their agreements to assure compliance with the NACCB guidelines. To the knowledge of Messrs Blaire and Meyers, the Acquiree is eligible to receive any funds available under the NACCB legal defense programs for compliance with its guidelines on independent contractors. The Acquiree is not and will not be liable for any taxes imposed under Code Sections 1374 or 1375 and has been an S Corporation for federal income tax purposes since May 1, 1987 to the S Revocation Date. Acquiree will be responsible for filing the short period S return ending on the S Revocation Date and the filing for the one day C Corporation period, which returns shall be reported on the closing of the books method as set forth in Code Section 1362(e)(3) and the Acquiree shall comply with all the necessary requirements for making such election. Set forth on
Schedule 3.A.10 is a list of all elections which have a material effect on the calculation of Taxes payable or with respect to the income, deductions, credits, allowances or assets of the Acquiree, except those elections pertaining to the revocation of the S Corporation status of Acquiree prior to Closing and the election to change from the cash to accrual method of accounting. The Acquiree has not made, is not obligated to make, and will not, as a result of the transactions contemplated hereby, make or become obligated to make any "excess parachute payment" within the meaning of Section 280G of the Code (determined without regard to subsection (b)(4) thereof).

                  3.A.11   Agreements.  Schedule 3.A.11 contains a true
and complete list of all material contracts, agreements, mortgages, obligations, arrangements, restrictions and other instruments to

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\PHILA2\100322_5


which the Acquiree is a party or by which the Acquiree or its assets may be bound. True and correct copies of all items set forth on Schedule 3.A.11 have been or will have been made available to RCM prior to the date hereof. No event has occurred that (whether with or without notice or lapse of time) would constitute a material default by the Acquiree under any of the contracts or agreements set forth in Schedule 3.A.11. Neither the Acquiree nor any of the Acquiree Shareholders have knowledge of any material default by the other parties to such contracts or agreements.

                  3.A.12 Title to Property and Related Matters. The Acquiree has, and at the time of the Closing Date will have, good and marketable title to all of its properties, interests in properties and assets, real, personal and mixed, owned by it at the date of this Agreement or acquired by it after the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, except (i) those set forth in Schedule 3.A.12, and (ii) liens for current taxes not yet delinquent. Schedule 3.A.12 also contains a general description of all real property in which Acquiree has an ownership interest. Except as set forth in said Schedule 3.A.12 and except for matters that may arise in the ordinary course of business, the assets of the Acquiree are in good operating condition and repair, reasonable wear and tear excepted. There does not exist any condition that materially interferes with the use thereof in the ordinary course of the business of the Acquiree.

                  3.A.13   Licenses; Trademarks: Trade Names.  Except as
set forth on Schedule 3.A.13, the Acquiree does not have, nor does it own or use in its business any licenses, trademarks, trade names, service marks, copyrights, patents or any applications for any of the foregoing that relate to its business.

                  3.A.14 Due Authorization. This Agreement has been duly authorized, executed and delivered by the Acquiree and constitutes a valid and binding agreement of the Acquiree, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of the Acquiree's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, arrangement or restriction of any kind to which the Acquiree is a party or by which the Acquiree or its

\PHILA2\100322_5


properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to the Acquiree, except that the consents disclosed on Schedule 3.A.14 will be required pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by the Acquiree of this Agreement or the consummation of the transactions contemplated hereby.

                  3.A.15 Capitalization. The authorized capitalization of the Acquiree consists of 100,000 shares of $1.00 par value Common Stock of which 10,927 shares are issued and outstanding as of the date of this Agreement; the Acquiree Shares have been duly authorized, validly issued, and are fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 3.A.15, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of the Acquiree's securities. Schedule 3.A.15 sets forth the share ownership and respective percentage of the outstanding shares of Acquiree.

                  3.A.16 Brokerage Fees. Except for Acquest International, L.P., whose fees shall be paid by RCM, the Acquiree has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

                  3.A.17 Share Ownership. The Acquiree Shares to be surrendered at the Closing by Messrs. Blaire and Meyers will be owned of record and beneficially by Messrs. Blaire and Meyers, free and clear of all liens and encumbrances of any kind and nature. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                  3.A.18 Messrs. Blaire and Meyers' Obligation. This Agreement constitutes the valid and legally binding obligation of Messrs. Blaire and Meyers. Except as set forth on Schedule 3.A.18, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute in any material respect a violation of or default under, or conflict in any material respect with, any judgment, decree, statute or regulation of any governmental authority applicable to Messrs. Blaire and Meyers or any contract, commitment, agreement or restriction of any kind to which either of Messrs. Blaire and Meyers are a party or by which either of Messrs. Blaire and Meyers are bound.

                  3.A.19   Approvals Required.  Except as set forth on
Schedule 3.A.19 or as contemplated or as required by this Agreement, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any

\PHILA2\100322_5


court, administrative agency or other governmental authority is required in connection with the execution and delivery by the Acquiree Shareholders of this Agreement or the consummation by them of the transactions described herein, except to the extent that either of Messrs. Blaire and Meyers may be required to file reports in accordance with relevant regulations under federal and state securities laws upon execution of this Agreement and/or consummation of the transactions contemplated hereby.

                  3.A.20   Employee; Benefit Plans.

                              (a)     Schedule 3.A.20 sets forth the number and
names of the employees of Acquiree and the total 1995 compensation of each of the directors, officers and employees of Acquiree.

                                    (b)     Acquiree does not have any "employee
benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Schedule 3.A.20 identifies all programs, including, without limitation, any pension plans, health and welfare plans, life, disability, medical, dental or hospitalization insurance plans, sick-leave, vacation accrual or holiday plans, bonus, savings, profit-sharing or other similar benefit plans, deferred compensation, stock option, stock ownership and stock purchase plans covering employees or former employees of Acquiree. Except as disclosed on Schedule 3.A.20, each such plan or program has been operated substantially in accordance with its terms and, to the extent applicable, ERISA and the Code. Acquiree does not sponsor or contribute to, nor have they ever sponsored or been required to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

                                (c)     Except as disclosed on Schedule 3.A.20,
Acquiree does not have any written contracts, or oral contracts, including any employment, management, agency or consulting contracts, with respect to any of its current or retired employees.

                                (d)     Except as disclosed on Schedule 3.A.20,
Acquiree is not a party to any collective bargaining agreement and there are no union organizational activities or efforts to effect a representation election pending or threatened.

                                (e)     Except as disclosed on Schedule 3.A.20,
Acquiree has complied in all material respects with all applicable laws relating to the employment of labor, including the provisions thereof relating to benefits required to be provided under Part VI of Subtitle B of Title I of ERISA or Section 4980B(f) of the Code (collectively, "COBRA"), wages, hours, working additions, employee benefit plans and the payment of withholding and social security taxes.

\PHILA2\100322_5


                  3.A.21 Environmental Matters. Except as set forth in Schedule 3.A.21 Acquiree is in compliance with all laws, rules and regulations relating to environmental protection and conservation (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act of 1986, as amended and all applicable state laws pertaining to the environment), and neither Acquiree or Acquiree Shareholders have received any notification of any asserted present or past failure to so comply with such laws, rules or regulations. Acquiree has obtained and is in compliance with all permits, licenses and other authorizations required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes (collectively "Environmental Requirements"). Neither Acquiree or Acquiree
Shareholders is aware of, nor have Acquiree or Acquiree Shareholders received notice of, any circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, or investigation under Environmental Requirements, relating to the operation of Acquiree's business. For the purpose of this Section, "hazardous substances" shall include (1) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations thereunder and, (2) any substance for which state or local laws require the clean-up, removal or other special handling of such materials or imposing liability based upon improper handling thereof.

                  3.A.22 Insurance. Schedule 3.A.22 contains a list of all policies of liability, environmental, crime, fidelity, life, fire, workers' compensation, health, director and officer liability and all other forms of insurance currently in effect and owned or held by Acquiree, and identifies for each such policy, to the extent such information is reasonably available to Acquiree, the underwriter, policy number, coverage type, premium, expiration date and deductible. All of the insurance policies listed on Schedule 3.A.22 are outstanding and in full force and effect and all premiums required to be paid with respect to such policies are currently paid, provided however, Acquiree shall be permitted to transfer such "key man" insurance obtained for Messrs. Blaire and Meyers to the individual policies of Messrs. Blaire and Meyers.

                  3.A.23    Bank Accounts.  Schedule 3.A.23 contains a
list of all bank accounts maintained by, or for the benefit of, Acquiree.

\PHILA2\100322_5


                  3.A.24 Customers. Set forth on Schedule 3.A.24 is a list of the ten (10) largest customers of Acquiree based on the dollar volume of income generated by that customer for Fiscal 1995. No such customer has terminated or, to Acquiree's knowledge, is presently threatening to terminate its relationship with Acquiree.

                  3.A.25 Prepayment Penalties. There are no prepayment penalties or fines associated with the outstanding long-term debt or lines of credit of Acquiree. If any such prepayment penalties or fines occur, Messrs. Blaire and Meyers shall be liable for the payment of such penalties or fines.

                  3.A.26 Approval. The Board of Directors of the Acquiree have approved the execution of this Agreement and the transactions contemplated thereby.

         3.B. REPRESENTATIONS AND WARRANTIES OF MINORITY SHAREHOLDERS. Each of the Minority Shareholders as a material inducement to RCM to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to RCM which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  3.B.1 RCM Shares to Constitute Restricted Securities. The Minority Shareholders represent and warrant: (a) that they have reviewed the quarterly, annual and periodic reports of RCM, as filed by RCM with the SEC pursuant to the Exchange Act, and that they have such knowledge and experience in financial and business matters that they are capable of utilizing the information set forth therein concerning RCM to evaluate the risks of investing in the RCM Shares; (b) that they have been advised that the RCM Shares to be issued to them by RCM constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and accordingly, have not been and will not be registered under the Securities Act except as otherwise set forth in this Agreement, and, therefore, they may not be able to sell or otherwise dispose of such RCM Shares except if the RCM Shares are subject to an effective registration statement filed with the SEC, in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Securities Act;
(c) that the RCM Shares so issued are being acquired by them for their own benefit and on their own behalf for investment purposes and not with a view to, or for resale in connection with, a public offering or re-distribution thereof;
(d) that the RCM Shares so issued will not be resold (i) without registration thereof under the Securities Act (unless in the opinion of counsel acceptable to RCM, an exemption from such registration is available), (ii) in violation of any law; and (e) that the certificate or certificates representing the RCM Shares to be issued will be imprinted with a legend in form and substance as follows:

\PHILA2\100322_5



                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

and RCM is hereby authorized to notify its transfer agent of the status of the Shares, and to take such other action including, but not limited to, the placing of a "Stop Transfer" order on the books and records of RCM's transfer agent to insure compliance with the foregoing.

                  3.B.2 Share Ownership. The Acquiree Shares to be surrendered by the Minority Shareholders at the Closing will be owned of record and beneficially, by the Minority Shareholders, free and clear of all liens and encumbrances of any kind and nature. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                  3.B.3 Acquiree Shareholders' Obligation. The Agreements made by them herein constitute a valid and legally binding obligation on each of the Minority Shareholders. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute in any material respect a violation of or default under, or conflict in any material respect with, any judgment, decree, statute or regulation of any governmental authority applicable to the Minority Shareholders or any contract, commitment, agreement or restriction of any kind to which any of the Minority Shareholders are a party or by which any of the Minority Shareholders are bound.

                  3.B.4 Approvals Required. Except as contemplated or as required by this Agreement, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by the Minority Shareholders of this Agreement or the consummation by them of the transactions described herein, except to the extent that any of the Minority Shareholders may be required to file reports in accordance with relevant regulations under federal and state securities laws upon execution of this Agreement and/or consummation of the transactions contemplated hereby.

         4. REPRESENTATIONS AND WARRANTIES OF RCM. As a material inducement to the Acquiree and the Acquiree Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, RCM does hereby make the following representations and warranties to the Acquiree and the Acquiree Shareholders, which representations and warranties are true and correct in all material

\PHILA2\100322_5


respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  4.1 Due Organization of RCM. RCM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to business and in good standing in each state where the properties owned, leased or operated, or the business conducted, by it require such qualification except where failure to so qualify would not have a material adverse effect on the financial condition, properties, business or results of operations of RCM. RCM has the corporate power and authority to own its property and assets and to carry on its business as now presently conducted. True, correct and complete copies of the Articles of Incorporation and By-Laws of RCM, including any amendments thereto, are attached hereto as Schedule 4.1.

                  4.2 SEC Reports.  RCM has heretofore delivered to Acquiree and
Acquiree Shareholders copies of its Annual Reports on Form 10-K for the fiscal years ended October 31, 1995, 1994 and 1993 and all quarterly reports for those fiscal years (the "RCM Reports"). As of their date of filing, the RCM Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Furthermore, except as otherwise disclosed in such RCM Reports, RCM has experienced no material adverse change in its financial condition, properties, business or prospects since the date thereof. The RCM Reports have been prepared in compliance with all applicable securities laws, rules and regulations, and the financial statements included therein had been prepared in accordance with general accepted accounting principles, consistently applied, and fairly presented the financial condition of RCM as of the date and for the periods covered thereby.

                  4.3 Capitalization. The authorized capital stock of RCM consists of 40,000,000 shares of common stock, par value $.05 per-share (the "RCM Common Stock"), of which 17,670,243 shares were outstanding on the date of this Agreement; all of which have been duly authorized, validly issued, and are fully paid and nonassessable and were issued in compliance with applicable federal and state securities laws and regulations. Except as set forth on
Schedule 4.3, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of the Acquiree's securities or to sell, pledge, assign or otherwise transfer such securities.

                  4.4      Undisclosed Liabilities.  Except as set forth on
Schedule 4.4, or otherwise disclosed in this Agreement or any Schedules thereto, RCM does not have any liabilities or obligations of any nature, fixed or contingent, that will not be shown or

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


\PHILA2\100322_5


otherwise provided for in the RCM Reports, except for liabilities and obligations arising subsequent to the date of the RCM Reports in the ordinary course of business, none of which individually or in the aggregate will be materially adverse to the business or financial condition of RCM. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of RCM that will not be adequately provided for.

                  4.5 Subsidiaries. Except as set forth on Schedule 4.5, RCM has no subsidiaries, nor does it own any interest in any other corporation, partnership or other entity, nor does it have any right or obligation, whether under any agreement (oral or written) or instrument of any kind, to acquire any such interest.

                  4.6 Material Adverse Changes. Except as specifically stated in
Schedule 4.6, since the date of the most recent RCM Report to the date of this Agreement, the business of RCM has been operated in the ordinary course and there has not been:

                           (a)  Any materially adverse changes in the business,
condition (financial or otherwise), results of operations, properties, assets, liabilities, earnings or net worth of RCM for such period or at any time during such period;

                           (b)      Any material damage, destruction or loss
(whether or not covered by insurance) affecting RCM or its assets, properties or business;

                           (c)  Any declaration, setting aside or payment of
any dividend or other distribution in respect of any shares of the capital stock of RCM, or any direct or indirect redemption, purchase or other acquisition of any such stock or any agreement to do so;

                           (d)      Any cancellation or material breaches on any
existing contract of which RCM is a party that would have a material adverse effect on the business of RCM;

                           (e)      To the knowledge of RCM, any statute, rule,
regulation or order adopted by any governmental body, agency or authority that materially and adversely affects RCM or its business or financial condition;

                           (g)  Any agreements to materially increase the rate
or terms of compensation payable or to become payable by RCM to its directors, officers or key employees; provided, however, that this subsection shall not restrict or limit RCM in any way from hiring additional personnel who are required for its operations; or

\PHILA2\100322_5


                           (h)  Any other events or conditions of any character
that may reasonably be expected to have a materially adverse effect on RCM or its business or financial condition.

                  4.7 Litigation. To the knowledge of RCM, except as set forth in Schedule 4.7, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against RCM, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does RCM know of any basis for any such action, suit, claim, investigation or proceeding.

                  4.8 Compliance: Governmental Authorizations. To the best of its knowledge, RCM has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. RCM has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect.
RCM does not know of any violations of any such licenses or permits. To the knowledge of RCM, no proceedings are pending or threatened to revoke or limit the use of such licenses or permits that would have an adverse effect on the business of RCM.

                  4.9 Taxes. Except as disclosed on Schedule 4.9, all (a) federal, state, local or foreign tax returns (collectively, the "RCM Returns") required to be filed with respect to the properties, assets, operations, income and net worth of RCM have been timely filed or appropriate extensions have been obtained and such RCM Returns are true, correct and complete; (b) taxes and governmental charges, including, without limitation, any interest and penalties (collectively, "RCM Taxes") due pursuant to such RCM Returns have been paid or adequate provision therefore has been made on the RCM Report; and (c) federal, state, local and foreign withholdings required with respect to the business of RCM have been withheld and timely paid over to the appropriate governmental authority. No RCM Returns have been audited or, to the knowledge of RCM, are currently being audited by the Internal Revenue Service. Except as disclosed on
Schedule 4.9, there are no outstanding agreements or waivers extending the statutory period of limitation concerning any tax liability of RCM, no examination of any RCM Returns currently in progress and no governmental authority has, within the last three (3) years, notified RCM of any tax claim, investigation or proceeding.

                  4.10 Title to Property and Related Matters. RCM has, and at the time of the Closing Date will have, good and marketable title to all of its properties, interests in properties and assets,

\PHILA2\100322_5


real, personal and mixed, owned by it at the date of this Agreement or acquired by it after the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, except (i) those set forth in Schedule 4.10, and
(ii) liens for current taxes not yet delinquent. Schedule 4.10 also contains a general description of all real property in which RCM has an ownership interest. Except as set forth in said Schedule 4.10 and except for matters that may arise in the ordinary course of business, the assets of RCM are in good operating condition and repair, reasonable wear and tear excepted. There does not exist any condition that materially interferes with the use thereof in the ordinary course of the business of RCM.

                  4.11 Licenses; Trademarks: Trade Names. Except as set forth on Schedule 4.11, RCM does not have, nor does it own or use in its business any licenses, trademarks, trade names, service marks, copyrights, patents or any applications for any of the foregoing that relate to its business.

                  4.12     Employee; Benefit Plans.

                         (a)      Schedule 4.12 sets forth the number and names
of the employees of RCM and the total 1995 compensation of each of the directors, officers and employees of RCM.

                         (b)      Schedule 4.12 identifies all "employee benefit
plans" (as such term is defined in Section 3(3) of ERISA and programs, including, without limitation, any pension plans, health and welfare plans, life, disability, medical, dental or hospitalization insurance plans, sick-leave, vacation accrual or holiday plans, bonus, savings, profit-sharing or other similar benefit plans, deferred compensation, stock option, stock ownership and stock purchase plans covering employees or former employees of RCM. Except as disclosed on Schedule 4.12, each such plan or program has been operated substantially in accordance with its terms and, to the extent applicable, ERISA and the Code. RCM does not sponsor or contribute to, nor have they ever sponsored or been required to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

                        (c) Except as disclosed on Schedule 4.12, RCM does not have any written contracts, or oral contracts, including any employment, management, agency or consulting contracts, with respect to any of its current or retired employees.

                           (d)      Except as disclosed on Schedule 4.12, RCM is
not a party to any collective bargaining agreement and there are no union organizational activities or efforts to effect a representation election pending or threatened.

                          (e)      Except as disclosed on Schedule 4.12, RCM has
complied in all material respects with all applicable laws relating

\PHILA2\100322_5


to the employment of labor, including the provisions thereof relating to benefits required to be provided under Part VI of Subtitle B of Title I of ERISA or Section 4980B(f) of the Code (collectively, "COBRA"), wages, hours, working additions, employee benefit plans and the payment of withholding and social security taxes.

                  4.13 Environmental Matters. Except as set forth in Schedule 4.13, RCM is in compliance with all laws, rules and regulations relating to environmental protection and conservation (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act of 1986, as amended and all applicable state laws pertaining to the environment), and RCM has not received any notification of any asserted present or past failure to so comply with such laws, rules or regulations. RCM has obtained and is in compliance with all permits, licenses and other authorizations required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the
manufacture,   processing,  distribution,  use,  treatment,  storage,  disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes (collectively "Environmental Requirements"). RCM is not aware of, nor has received notice of, any circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, or investigation under Environmental Requirements, relating to the operation of RCM's business. For the purpose of this Section, "hazardous substances" shall include (1) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations thereunder and, (2) any substance for which state or local laws require the clean-up, removal or other special handling of such materials or imposing liability based upon improper handling thereof.

                  4.14 Insurance. Schedule 4.14 contains a list of all policies of liability, environmental, crime, fidelity, life, fire, workers' compensation, health, director and officer liability and all other forms of insurance currently in effect and owned or held by RCM, and identifies for each such policy, to the extent such information is reasonably available to RCM, the underwriter, policy number, coverage type, premium, expiration date and deductible. All of the insurance policies listed on Schedule 4.15 are outstanding and in full force and effect and all premiums required to be paid with respect to such policies are currently paid and are adequate in light of the business of RCM.

\PHILA2\100322_5


                  4.15 Bank Accounts. Schedule 4.15 contains a list of all bank accounts maintained by, or for the benefit of, RCM.

                  4.16 Customers. Set forth on Schedule 4.16 is a list of the ten (10) largest customers of RCM based on the dollar volume of income generated by that customer for the fiscal year ended September 30, 1995. No such customer has terminated or to RCM's knowledge is presently threatening to terminate its relationship with RCM.

                  4.17 Due Authorization. This Agreement has been duly authorized, executed, and delivered by RCM, and constitutes a legal, valid, and binding obligation of RCM, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of RCM's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, arrangement or restriction of any kind to which the Acquiree is a party or by which RCM or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to RCM, except that the consents disclosed on Schedule 4.17 will be required pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation of the transactions contemplated hereby.

                  4.18 RCM Shares. The RCM Shares to be delivered to the Acquiree Shareholders at Closing will be validly and legally issued, free and clear of all liens, encumbrances, transfer fees and preemptive rights, and will be fully paid and non-assessable. The RCM Shares will, however, constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act.

                  4.19 Brokerage Fees. Except for Acquest International, L.P., whose fees shall be paid by RCM, RCM has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

                  4.20 Accounts Receivable. The Financial Statements contained within the RCM Reports reflect the accounts receivable of RCM for the periods therein indicated. All of the accounts

\PHILA2\100322_5


receivable of RCM now and on the Closing Date, are bona fide accounts receivable of RCM representing the sales price of (or other sums or fees receivable for or in respect of) goods, merchandise, or services sold or performed by RCM in valid transactions in the regular course of its business to or for the benefit of its customers. Such accounts receivable, subject to reserves, if any, established within the RCM Reports are not uncollectible or subject to offset or counterclaim or otherwise in controversy.

                  4.21 Agreements. Schedule 4.21 contains a true and complete list of all material contracts, agreements, mortgages, obligations, arrangements, restrictions and other instruments to which RCM is a party or by which RCM or its assets is currently bound. True and correct copies of all items set forth on Schedule 4.21 have been or will have been made available to Acquiree and Messrs. Blaire and Meyers prior to the date hereof. No event has occurred that (whether with or without notice or lapse of time) would constitute a material default by RCM under any of the contracts or agreements set forth in
Schedule 4.21. RCM does not have any knowledge of any material default by the other parties to such contracts or agreements.

                  4.22 Approval. The Board of Directors of RCM have approved the execution of this Agreement and the transactions contemplated thereby.

                  4.23 No Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation by it of the transactions described herein, except to the extent that the parties may be required to file reports in accordance with relevant regulations under federal and state securities laws.

         5.       COVENANTS OF THE PARTIES.

                  5.1      Disclosure Documents.

                           (a)      RCM shall supply to Acquiree the necessary
information in writing, or cause the necessary information to be supplied in writing, relating to RCM for inclusion in any document(s) to be delivered to Acquiree Shareholders in connection with seeking their approval of the transactions contemplated by this Agreement.

                           (b)      Acquiree shall supply to RCM the necessary
information in writing, or cause the necessary information to be supplied in writing, relating to Acquiree for inclusion in any documents or reports to be filed with the SEC or any regulatory

\PHILA2\100322_5


agency in connection with the transactions contemplated by this Agreement.

                  5.2 Access to Information. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with the provisions of Section 11, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

                  5.3      Confidentiality.

                           (a) Confidentiality of RCM-Related Information.
With respect to information concerning RCM that is made available to Acquiree or Acquiree Shareholders pursuant to the provisions of Section 5.2, Acquiree and Acquiree Shareholders agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the transactions contemplated by this Agreement and shall not disseminate or disclose any of such information other than to representatives who need to know such information for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement (each of whom shall be informed in writing by Acquiree of the confidential nature of such information and directed by Acquiree to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 11, Acquiree and Acquiree Shareholders shall immediately return all such information, all copies thereof and all information prepared by Acquiree based upon the same, upon RCM's request; provided, however, that one copy of all such material may be retained by Acquiree's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that; (i) is learned by Acquiree or Acquiree Shareholders from a third party entitled to disclose it; (ii) become known publicly other than through Acquiree or Acquiree Shareholders or any party who received the same through Acquiree or Acquiree Shareholders; (iii) is required by law or court order to be disclosed by Acquiree or Acquiree Shareholders (after notice and opportunity to oppose such disclosure); or (iv) is disclosed with the express prior written consent thereto of RCM. Acquiree or Acquiree Shareholders shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (a);

\PHILA2\100322_5


                           (b)      Confidentiality of Acquiree-Related
Information. With respect to information concerning Acquiree that is made available to RCM pursuant to the provisions of Section 5.2, RCM agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement (each of whom shall be informed in writing by RCM of the confidential nature of such information and directed by such party to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of
Section 11, RCM agrees to return immediately all such information, all copies thereof and all information prepared by it based upon the same, upon Acquiree's request; provided, however, that one copy of all such material may be retained by RCM's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that: (i) is learned by RCM from a third party entitled to disclose it; (ii) becomes known publicly other than through RCM or any party who received the same through either of them; (iii) is required by law or court order to be disclosed by RCM (after notice and opportunity to oppose such disclosure); or (iv) is disclosed with the express prior written consent thereto of Acquiree. RCM agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (b).

                           5.4      Nondisclosure.  Neither RCM, Acquiree or
Acquiree Shareholders shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by applicable securities laws as they pertain to public companies, law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the transactions contemplated by this Agreement, to any party whose consent is required in connection with this Agreement; or to any regulatory body where such disclosure is required under federal or state law.

\PHILA2\100322_5


                  5.5 Consents. RCM and Acquiree shall cooperate and use their best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement.

                  5.6 Filings. RCM and Acquiree shall, as promptly as practicable, make any required filings, and RCM and Acquiree shall promptly make any other required submissions, under any law, statute, order rule or regulation with respect to the transactions contemplated by this Agreement and the related transactions and shall cooperate with each other with respect to the foregoing.

                  5.7 All Reasonable Efforts. Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the board of directors of Acquiree and RCM, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the transactions contemplated by this Agreement.

                  5.8 Notification of Certain Matters. Except with respect to the actions contemplated by this Agreement, Acquiree shall give prompt notice to RCM, and RCM shall give prompt notice to Acquiree, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of Acquiree, on the one hand, or RCM, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement.

                  5.9 Expenses. Each party shall bear its own expenses in connection with the transactions contemplated by this Agreement; provided, however, that the (i) expenses of Acquiree and Acquiree Shareholders incurred in connection therewith shall not exceed $75,000 in the aggregate including legal, accounting (including costs related to the preparation and filing of the year-end and final tax returns and review and preparation of the Interim Financial Statements and Closing Financial Statements, however, excluding any costs relating the preparation of the 1995 Financial Statements) and other costs incurred by Acquiree and Acquiree Shareholders in connection with this Acquisition and (ii) Acquiree shall pay the expenses of Acquiree Shareholders related to this

\PHILA2\100322_5


acquisition. To the extent that Acquiree's expenses exceed $75,000, the Acquiree Shareholders shall reimburse Acquiree for such excess amount, if any, within 65 days after the Closing Date.

                  5.10 Consent of Auditors. Acquiree Shareholders shall, when necessary, obtain the necessary consents of all auditors who have provided audit reports in connection with any of the Financial Statements which may be required by RCM for the preparation and filing of documents and reports with the SEC.

                  5.11 Discharge of Bonuses. Any and all accrued bonuses or other compensation over and above historic compensation levels which may be due and owing to the Acquiree Shareholders shall be discharged and Acquiree released from such obligations on or before the Closing Date.

                  5.12 Loss of "S" Corporation Status. Upon completion of the transactions as contemplated by this Agreement, Acquiree Shareholders shall be responsible for the payment and filing of any final tax returns or other obligations incurred in connection with the termination of Acquiree's "S" Corporation status.

                  5.13 Documents at Closing. Each party to this Agreement agrees to execute and deliver on the Closing Date those documents identified in Section 6.2.

                  5.14 Interim Operations of RCM and Acquiree. Except as contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that the parties shall otherwise consent in writing or as otherwise identified in Schedules 3.A.6 and 4.6, during the period from the date of this Agreement and continuing until the Closing Date, each of RCM and Acquiree shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present organization of such business, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it and they shall not take any action, or fail to take any action, that is reasonably likely to result in any of their respective representations and warranties set forth in this Agreement becoming untrue as though such representations and warranties are made as of and on the Closing Date.

                  5.15 Tax and Accounting Treatment of Acquiree. Prior to Closing, Acquiree shall take any and all actions necessary to revoke its election to be treated as an S-Corporation pursuant to the Code and to change from the cash method of accounting to the accrual method of accounting.

\PHILA2\100322_5


                  5.16  Prohibition  on Trading in RCM Stock.  The  Acquiree and
Acquiree Shareholders acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of RCM, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RCM. Accordingly, the Acquiree Shareholders agree that they will not purchase or sell any securities of RCM, or communicate such material non-public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RCM, until no earlier than 72 hours following the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement.

         6.       THE CLOSING.

                  6.1 The Closing. The closing ("Closing") of the purchase and sale and other transactions contemplated by this Agreement shall take place (a) at the offices of Clark, Ladner, Fortenbaugh & Young, 2005 Market Street, 22nd Floor, Philadelphia, PA 19103, 10:00 a.m, local time on March 11, 1996, or (b) at such other time and place and on such other date as RCM and Acquiree or Acquiree Shareholders shall agree. The date of the Closing is referred to herein as the "Closing Date."

                  6.2 Transactions at Closing. On the Closing Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                           (a)      the Acquiree and Acquiree Shareholders will
deliver, or cause to be delivered, to RCM the following:

                                    (i)     stock certificates representing the
Acquiree Shares being surrendered hereunder, duly endorsed with stock powers attached in blank;

                                  (ii)    all corporate records of the Acquiree,
including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing Date), stock books, stock transfer books, corporate seals; and such other corporate books and records as may reasonably be requested by RCM and its counsel;

                  (iii) a certificate executed by the Acquiree and the Acquiree Shareholders to the effect that all representations and warranties made by the Acquiree and Acquiree Shareholders under this Agreement are true and correct as of the Closing Date, as though originally given to RCM on said date;

\PHILA2\100322_5


                   (iv) a certificate of good standing for the Acquiree from the Secretary of the State of New Jersey, dated at or about the Closing Date, to the effect that such corporation is in good standing under the laws of such state;

                             (v)     an incumbency certificate for the Acquiree
signed by all of the officers thereof dated at or about the Closing
Date;

                 (vi) certified Articles of Incorporation of the Acquiree dated at or about the Closing Date and a copy of the Bylaws of the Acquiree certified by the Secretary of the Acquiree dated at or about the Closing Date;

                 (vii) certified resolutions from the Secretary of the Acquiree dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;

                    (viii) the Registration Rights Agreement described in Exhibit "B" signed by each of the Acquiree
Shareholders;

                 (ix) the Escrow Agreement described in Exhibit
"A" signed by the Acquiree Shareholders and the Escrow Agent;

                    (x) an Employment Agreement described in Exhibit "D" signed by Martin Blaire and RCM;

                    (xi) an Employment Agreement described in Exhibit "E" signed by Barry Meyers and RCM;

                     (xii) an Investor Representation Letter
described in Exhibit "F" signed by each of the Acquiree
Shareholders;

                 (xiii) a Standstill and Shareholders' Agreement described in Exhibit "C" signed by each of the Acquiree
Shareholders and RCM;

                                    (xiv) resignations of all officers and
directors of Acquiree, following which Leon Kopyt and Barry Meyers shall be elected by RCM as the sole directors of Acquiree;

                   (xv) any documentation associated with the transactions contemplated by Section 5.15 of this Agreement;

                    (xvi) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of RCM and Acquiree;

                  (xvii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to

\PHILA2\100322_5


the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement;

                    (xviii) an opinion of counsel in form and substance satisfactory to RCM.

                           (b)      RCM will deliver or cause to be delivered to
the Acquiree and the Acquiree Shareholders:

                                    (i)     a certificate or certificates of RCM
Common Stock which represent the Delivered Shares. The certificate or certificates of RCM Common Stock which represent the RCM Shares shall bear the following legend.

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, BASED ON AN OPINION LETTER OF COUNSEL FOR THE CORPORATION OR A NON-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

                  "THE SECURITIES REPRESENTED BY THIS
                  CERTIFICATE ARE SUBJECT TO THE PROVISIONS IN
                  OF AN AGREEMENT DATED AS OF MARCH 1, 1996
                  BETWEEN RCM TECHNOLOGIES, INC. AND THE PERSONS IDENTIFIED IN SUCH AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICES OF THE CORPORATE SECRETARY OF RCM TECHNOLOGIES, INC."

                              (ii)    a certificate of RCM's President to effect
that all representations and warranties of RCM under this Agreement are reaffirmed on the Closing Date, as though originally given to the Acquiree and the Acquiree Shareholders on said date;

                  (iii) certificate from the Secretary of State of Nevada dated at or about the Closing Date that RCM is in good standing under the laws of said state;

                  (iv) certified resolution of the Secretary of RCM dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;

                 (v) an opinion of counsel in form and substance satisfactory to the Acquiree and the Acquiree Shareholders;

                                    (vi) the Registration Rights Agreement
described in Exhibit "B" signed by each of the Acquiree
Shareholders;

\PHILA2\100322_5



                 (vii) the Escrow Agreement described in Exhibit
"A" signed by the Acquiree Shareholders and the Escrow Agent;

                   (viii) an Employment Agreement described in Exhibit "D" signed by Martin Blaire and RCM;

                    (ix) an Employment Agreement described in Exhibit "E" signed by Barry Meyers and RCM;

                  (x) a Standstill and Shareholders' Agreement described in Exhibit "C" signed by each of the Acquiree
Shareholders and RCM;

                     (xi) such documents as may be needed to
accomplish the Closing under the corporate laws of the state of incorporation of RCM and Acquiree;

                   (xii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or that may be reasonably requested in furtherance of the provisions of this Agreement.

                           (c)      Blaire and Meyers shall deliver the Escrow
Shares into escrow pursuant to the terms of the Escrow Agreement.

         7. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE AND ACQUIREE SHAREHOLDERS. All obligations of the Acquiree and the Acquiree Shareholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions, any one or all of which may be waived by the Acquiree or the Acquiree Shareholders:

                  7.1 The transactions identified within this Agreement shall constitute a tax-free reorganization pursuant to Section 368 of the Code.

                  7.2 The Board of Directors of RCM shall have approved the execution of this Agreement and the transactions contemplated thereby.

                  7.3 The representations and warranties made by or on behalf of RCM contained in this Agreement or in any certificate or document delivered to the Acquiree or the Acquiree Shareholders pursuant to the provisions hereof at the Closing Date shall be true in all respects at and as of the time of the Closing Date as though such representations and warranties were made at and as of such time.

                  7.4 RCM shall have performed and complied in all material respects with all covenants, agreements and conditions

\PHILA2\100322_5


required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  7.5 RCM shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to the Acquiree and such Schedules and documents shall have been reasonably acceptable to Acquiree and Acquiree Shareholders.

                  7.6 There shall be delivered to the Acquiree and the Acquiree Shareholders an officer's certificate of RCM to the effect that all of the representations and warranties of RCM set forth herein are true and complete in all material respects as of the Closing Date, and that RCM has complied in all material respects with its covenants and agreements set forth herein that are required to be complied with by the Closing Date.

                  7.7 No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Closing and the other transactions contemplated by this Agreement.

                  7.8 RCM shall have obtained the approval of its principal lender of this Agreement and the transactions contemplated thereby.

                  7.9 The indebtedness owed by the Acquiree and Acquiree Shareholders to United Jersey Bank, excluding any prepayment penalties, as of the Closing shall have been discharged in full; the Acquiree and the Acquiree Shareholders and their spouses shall be removed from any guarantees with respect to such indebtedness; and evidence of such discharges shall be produced at Closing.

                  7.10 RCM shall have executed an Employment Agreement with each of Messrs. Blaire and Meyers substantially in form and substance similar to that attached hereto as Exhibits "D" and "E", respectively.

                  7.11 RCM and Acquiree Shareholders shall have executed a Standstill and Shareholders' Agreement substantially in form and substance similar to that attached hereto as Exhibit "C".

                  7.12 RCM and Acquiree Shareholders shall have executed a Registration Rights Agreement substantially in form and substance similar to that attached hereto as Exhibit "B".

                  7.13 RCM and Acquiree Shareholders shall have executed an Escrow Agreement substantially in form and substance similar to that attached hereto as Exhibit "A".

\PHILA2\100322_5


                  7.14 Acquiree Shareholders shall have completed prior to the Closing Date, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of RCM.

                  7.15 All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required of RCM under this Agreement, applicable law or any applicable contract or agreement (all as contemplated by this Agreement) to complete the Closing shall have been secured.

                  7.16 Leon Kopyt shall have agreed to remain employed by RCM as an executive officer of RCM for a period of at least two (2) years following the Closing.

                  7.17 There shall have occurred no material  adverse  change to
the  business,  operations,  assets,  management,   regulatory  environment  and
business prospects of RCM.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM. All obligations of RCM under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or all of which may be waived in writing by RCM:

                  8.1 The Board of Directors of the Acquiree have approved the execution of this Agreement and the transactions contemplated thereby.

                  8.2 The representations and warranties made by the Acquiree and the Acquiree Shareholders contained in this Agreement or in any certificate or document delivered to RCM at the Closing pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  8.3 The Acquiree and the Acquiree Shareholders shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  8.4 The Acquiree shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to RCM and such Schedules and documents shall have been reasonably acceptable to RCM.

                  8.5 There shall be delivered to RCM an officer's certificate of the Acquiree to the effect that all of the representations and warranties of the Acquiree set forth herein are true and complete in all material respects as of the Closing Date,

\PHILA2\100322_5


and that the Acquiree has complied in all material respects with its covenants and agreements set forth herein that are required to be complied with by the Closing Date; and there shall be delivered to RCM certificates signed by Messrs. Blaire and Meyers and the Minority Shareholders to the effect that the representations and warranties of Messrs. Blaire and Meyers and the Minority Shareholders made within this Agreement are true and correct in all material respects.

                  8.6 RCM shall have completed prior to the Closing Date, to its satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of the Acquiree.

                  8.7 RCM shall have obtained the approval of its principal lender of this Agreement and the transactions contemplated thereby.

                  8.8 Acquiree shall not have any "built-in gains" from the termination of its "S"-Corporation status.

                  8.9 All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required of Acquiree or Acquiree Shareholders under this Agreement, applicable law or any applicable contract or agreement (all as contemplated by this Agreement) to complete the Closing shall have been secured.

                  8.10 No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Closing and the other transactions contemplated by this Agreement.

                  8.11 Acquiree Shareholders shall have executed a Registration Rights Agreement substantially in form and substance similar to that attached hereto as Exhibit "B".

                  8.12 Acquiree Shareholders shall have executed an Escrow Agreement substantially in form and substance similar to that attached hereto as Exhibit "A".

                  8.13 Messrs. Blaire and Meyers shall each have executed an Employment Agreement substantially in form and substance similar to that attached hereto as Exhibits "D" and "E", respectively.

                  8.14  Acquiree  Shareholders  shall have  executed an Investor
Representation Letter substantially in form and substance similar to that attached hereto as Exhibit "F".

\PHILA2\100322_5


                  8.15 Acquiree Shareholders shall have executed a Standstill and Shareholders' Agreement substantially in form and substance similar to that attached hereto as Exhibit "C".

                  8.16 Acquiree and Acquiree Shareholders shall take all actions necessary to effect the resignation of all of the current directors and officers of Acquiree in the manner identified in Section 6.2(a)(xiv).

                  8.17 Except as contemplated or as required by this Agreement, there shall have occurred no material adverse change to the business, operations, assets, management, regulatory environment and business prospects of Acquiree.

                  8.18     Financial Statements.

                        (a) The 1995 Financial Statements of Acquiree shall reflect (i) gross revenues of at least $26 million; (ii) gross margin of no less than $6 million; (iii) "recast net income" of not less than $807,500; (iv) stockholders equity (defined as total assets less total liabilities) of at least $1,640,000; and (v) working capital (defined as total current assets less total current liabilities) of not less than $1,410,000.

                        (b) For the purposes of subparagraph 8.18(a) above, the term "recast net income" shall be the net income of the Acquiree reflected on its 1995 Financial Statements (which amount shall be no less than $40,215), plus certain additions thereto of $767,285 for officer bonuses, fringe benefits, stock repurchase and discontinued operations.

                           (c)      The Acquiree shall have provided the Interim
Financial Statements to RCM which reflect: (i) shareholders equity and working capital on the last day of the period covered by the Interim Financial Statements is no less than those required at subparagraphs 8.18(a)(iv) and
(a)(v) above; and (ii) gross revenues, gross profits and recast net income (inclusive, for the purposes of the Interim Financial Statements, of expenses associated with this transaction identified in Section 5.9) through the period reflected therein in amounts that are in proportion to those required in subparagraphs 8.18(a)(i), (ii) and (iii) above to be reflected during Fiscal 1995, taking into account seasonality, expenses of this transaction and weather related business interruptions.

                           For the purpose of subparagraphs 8.18(a) and 8.18(c)
above, unless otherwise defined herein, the terms utilized therein shall have the respective meanings accorded to them under generally accepted accounting principles applied in a manner consistent with the most recent Financial Statements of Acquiree.

         9.       INDEMNIFICATION.

\PHILA2\100322_5



                  9.1 Messrs Blaire and Meyers. Messrs. Blaire and Meyers jointly and severally shall indemnify, defend and hold harmless, for such period of time as set forth in Section 13.3, RCM from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") where such Claim or Claims, in the aggregate exceed $50,000, and in such case for the entire amount of such Claim or Claims in the aggregate, incurred by RCM which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant of Acquiree or Acquiree Shareholders contained herein or in the Schedules annexed hereto or in any other documents or instruments furnished by the Acquiree or Acquiree Shareholders pursuant hereto or in connection with the transactions contemplated hereby or thereby. Notwithstanding the preceding sentence, the liability of Messrs. Blaire and Meyers arising from this Agreement or the transactions related thereto shall be limited to the Escrow Shares in accordance with the terms of the Escrow Agreement, except, however, where there is evidence of bad faith, fraud or wanton misconduct, the liability of Messrs. Blaire and Meyers arising form this Agreement or the transactions related thereto shall be unlimited and Messrs. Blaire and Meyers shall be liable for the entire amount of such Claim. In addition, in the event that a Claim is based on Section 3.A.10, then RCM shall assume the defense of such Claim on behalf of Messrs. Blaire and Meyers at no cost to Messrs. Blaire and Meyers, however, Messrs. Blaire and Meyers shall be liable for any monetary damages which may result from a Claim based on Section 3.A.10, provided further, that Messrs. Blaire and Meyers' liability for such monetary damages shall be limited to the Escrow Shares.

                  9.2 RCM. RCM shall indemnify, defend and hold harmless Acquiree and Acquiree Shareholders from and against any and all Claims incurred by the Acquiree and/or any Acquiree Shareholder which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of RCM contained herein or in any ancillary certificates or other documents or instruments furnished by RCM pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  9.3 Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

                           (a)      Third Party Claims.  In the event that any
Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim

\PHILA2\100322_5


Notice"). The Indemnitor shall have 30 days (or, if shorter, a period to a date not less than 10 days prior to when a responsive pleading or other document is required to be filed but in no event less than 10 days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (i) whether or not it disputes the Claim and (ii) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

                  If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense if it shall thereafter be found that such Claim was subject to indemnification by the Indemnitor hereunder.

                         (b)      Non-Third Party Claims.  In the event that the
Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, and settlement among the parties cannot be reached within 45 days, the controversy in question shall be submitted to arbitration pursuant to paragraph 13 hereafter. Once the amount in controversy has been settled either among the parties or by virtue of arbitration or default, if the party against whom such liability rests is an Acquiree Shareholder, then such Claim may be paid in cash or in stock. Payments in stock by an Acquiree Shareholder may be made by application to the Escrow Agent in accordance with the terms of the Escrow Agreement.

                           (c)      Cooperation of Parties. If either party
chooses to defend or participate in the defense of any liability, it shall have the right to receive from the other party, subject to any restriction of applicable law or that may be necessary to preserve the privilege of attorney-client communications, any books, records or other documents within such other party's control that are necessary or appropriate for such defense.

         10. TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

\PHILA2\100322_5



                  (a)      by mutual written consent of RCM and Acquiree;

                  (b)      by any of RCM and Acquiree:

                          (i)      if the Closing shall not have occurred by the
Closing Date unless such date is extended by the mutual written agreement of RCM and Acquiree, and in such event, only until the date the Closing Date has been so extended; provided, however, that the right to terminate this Agreement under this Section 11(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of,or resulted in, the failure of the Closing Date to occur on or before that date; or

                         (ii)     if any court of competent jurisdiction, or any
governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) If any party hereto shall default in the observance or in the due and timely performance of any of the Covenants of the parties contained in Section 5 of this Agreement, the non-defaulting party may, upon written notice, terminate this Agreement and in that event, the defaulting party shall indemnify, hold harmless and assume full and complete responsibility for any and all expenses of the non-defaulting party incurred in this transaction, without prejudice to its or their rights and remedies available under law, including the right to recover expenses, costs and other damages. Notwithstanding the foregoing, the non-defaulting party may elect to waive such breach by the defaulting party and proceed with the Closing, thereby waiving any right to damages as a result of such breach.

         11. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:


                  11.1     If to RCM, to:

                                    Mr. Leon Kopyt
                                    Chief Executive Officer
                                    RCM Technologies, Inc.
                                    2500 McClellan Avenue, Suite 350
                                    Pennsauken, New Jersey  08109-4613

\PHILA2\100322_5



                           with a courtesy copy to:

                                    Stephen M. Cohen, Esq.
                                    Clark Ladner Fortenbaugh & Young
                                    One Commerce Square
                                    2005 Market Street
                                    Philadelphia, Pennsylvania 19103
                                    Telephone Number: (215) 241-1800
                                    Telecopy Number:  (215) 241-1857

                           and

                                    Norman Berson, Esquire
                                    Fineman & Bach, P.C.
                                    1608 Walnut Street
                                    Philadelphia, PA  19103

                  11.2     If to the Acquiree Shareholders, to:

                                    Martin Blaire
                                    Lewis Road
                                    Irvington, NY  10533

                                    Barry Meyers
                                    384 Highview Terrace
                                    Ridgewood, NJ  07450

                                    Howard Ross
                                    1260 Westover Road
                                    Stamford, CT  06902

                                    Marie Wolfson
                                    210 Marc Boulevard
                                    Boonton, NJ  07005

                                    Alexander Valcic
                                    412 East 55th Street
                                    New York, NY  10022



                  11.3     If to the Acquiree, to:

                                    The Consortium
                                    277 Fairfield Road
                                    Fairfield, NJ  07004
                                    Telephone Number: (201) 227-3700
                                    Telecopy Number: (201) 882-7704

                           with a courtesy copy to:

                                    Joshua B. Gillon, Esquire

\PHILA2\100322_5


                                    Schneck Weltman Hashmall & Mischel LLP
                                    1285 Avenue of the Americas
                                    New York, NY  10019
                                    Telephone Number: (212) 956-1500
                                    Telecopy Number: (212) 956-3252

Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

         12.      ARBITRATION.

                  If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by RCM, one by the Acquiree Shareholders and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Princeton, New Jersey. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

         13.      MISCELLANEOUS.

                  13.1 Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such further action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  13.2 Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

\PHILA2\100322_5



                  13.3 Survival of Representations. All covenants, agreements, representations and warranties made herein shall survive the Closing Date for a period of eighteen (18) months from the Closing Date, except such survival period shall be unlimited where there is evidence of bad faith, fraud or wanton misconduct. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

                  13.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

                  13.5 Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                  13.6 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

                  13.7 Choice of Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey.

                  13.8 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this agreement.

                  13.9 Number and Gender. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  13.10 Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

                  13.11 Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

\PHILA2\100322_5



                  13.12 Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13.13 Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

                  13.14 No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

                  13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

                  13.16 Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.

\PHILA2\100322_5

         IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written.

                                                          RCM TECHNOLOGIES, INC.

ATTEST

By:                             By:
                                                                       Name:
                                                                       Title:

                                                              THE CONSORTIUM

ATTEST


By:                             By:
                                                                       Name:
                                                                       Title:



                                                              Martin Blaire



                                                              Barry Meyers



                                                              Howard Ross



                                                              Marie Wolfson



                                                              Alexander Valcic